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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF ENPRO INDUSTRIES, INC.
                            (AS OF DECEMBER 31, 2004)

                                                                                               % OF VOTING
                                                                          PLACE OF              SECURITIES
CONSOLIDATED SUBSIDIARY COMPANIES                                       INCORPORATION              OWNED
---------------------------------                                       -------------              -----
EnPro Industries, Inc.                                                   North Carolina            100
     Coltec Industries Inc                                               Pennsylvania              100
         Coltec do Brasil Productos Industriais Ltda.                    Brazil                    89
         Coltec Finance Company Limited                                  United Kingdom            100
         Coltec Industries France SAS                                    France                    25
              Garlock France SAS                                         France                    100
              Liard, S.A.S.                                              France                    100
         Coltec Industries Pacific Pte Ltd                               Singapore                 100
         Coltec International Services Co.                               Delaware                  100
              Coltec do Brasil Productos Industriais Ltda.               Brazil                    11
              Garlock Korea, Inc.                                        Korea                     11
              Coltec Productos y Servicios S.A.                          Mexico                    25
              Stempro de Mexico, S. de R.L. de C.V.                      Mexico                    25
         Coltec Productos y Servicios S.A.                               Mexico                    75
         Corrosion Control Corporation                                   Colorado                  100
         GGB LLC                                                         Delaware                  3.7
         Garlock (Great Britain) Limited                                 United Kingdom            100
         Garlock Korea, Inc.                                             Korea                     89
         Garlock Sealing Technologies LLC                                Delaware                  100
              Coltec Industrial Products LLC                             Delaware                  100
              GGB LLC                                                    Delaware                  96.3
              Garlock International Inc                                  Delaware                  100
                  Garlock of Canada Ltd                                  Ontario, Canada           100
              Garlock de Mexico, S.A.                                    Mexico                    65.7
              Garlock Overseas Corporation                               Delaware                  100
                  Stemco Truck Products Pty. Limited                     Australia                 100
              Garlock Pty Limited                                        Australia                 80
              Stemco Delaware LP                                         Delaware                  1
              Stemco Holdings Delaware, Inc.                             Delaware                  100
                  Stemco Delaware LP                                     Delaware                  99
         Garrison Litigation Management Group, Ltd.                      Delaware                  90.3
              The Anchor Packing Company                                 Delaware                  100
         Glacier Garlock Bearings do Brasil, Ltda.                       Brazil                    0.01
         GGB, Inc.                                                       Delaware                  100
              Glacier Garlock Bearings do Brasil, Ltda.                  Brazil                    99.99
              GGB Italy s.r.l.                                           Italy                     100
              GGB Slovakia s.r.o.                                        Slovakia                  100
              GGB Real Estate GmbH                                       Germany                   100
              GGB Heilbronn GmbH                                         Germany                   100
                  GGB Verwaltungsgesellschaft mbH                        Germany                   100
                  Glacier Garlock Bearings GmbH & Co KG                  Germany                   100

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
                                                                                     % OF VOTING
                                                                  PLACE OF            SECURITIES
CONSOLIDATED SUBSIDIARY COMPANIES                              INCORPORATION             OWNED
---------------------------------                              -------------             -----
     Glacier Tristar S.A.                                       Switzerland           100
     GGB Austria GmbH                                           Austria               100
     GGB UK Limited                                             United Kingdom        100
         GGB Great Britain Limited                              United Kingdom        100
     GGB Holdings E.U.R.L.                                      France                100
         GGB France E.U.R.L.                                    France                100
HTCI Inc.                                                       Michigan              100
Holley Automotive Systems GmbH                                  Germany               100
     Garlock GmbH                                               Germany               100
     Coltec Industries France SAS                               France                75
         Garlock France SAS                                     France                100
         Liard, S.A.S.                                          France                100
Kunshan Q-Tech Air System Technologies Ltd.                     China                 100
QFM Sales and Services, Inc.                                    Delaware              100
Stemco Holdings, Inc.                                           Delaware              100
     Stemco LP                                                  Texas                 99
Stemco LP                                                       Texas                 1
Stempro de Mexico, S. de R.L. de C.V.                           Mexico                75

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